                                                                    EXHIBIT 99.7

FOR IMMEDIATE RELEASE


           PIVOTAL SELF-SERVICE TECHNOLOGIES WILL NOT FILE FORM 10QSB
                           WITHIN RULE 12b-25 PERIOD

TORONTO, ONTARIO, CANADA - AUGUST 19, 2002 - Pivotal Self-Service Technologies Inc. (OTCBB:PVSS) today announced that the Company would not be filing its Form 10QSB for the period ended June 30, 2002 within the grace period provided by Rule 12b-25. The Registrant is in negotiations on a potential transaction that would effect the future business direction of the Company. The Registrant is unable at this time to complete Form 10QSB but believes that it will do so over the next 30 days.

This release includes projections of future results and "forward-looking statements" as that term is defined in Sections 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"'). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

Contact:
John G. Simmonds, 905-833-3838 ext. 223